                      (MAYER, BROWN, ROWE & MAW LETTERHEAD)



                                 March 20, 2003

Brand Services, Inc.
15450 South Outer Highway 40
Suite 270
Chesterfield, MO 63017

Ladies and Gentlemen:

         We have acted as special counsel to Brand Services, Inc., a Delaware corporation (the "Company"), and the Guarantors (as defined below) in connection with the preparation of a Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed exchange of 12% Senior Subordinated Notes Due 2012 of the Company (the "New Notes") for any and all of the Company's issued and outstanding 12% Senior Subordinated Notes Due 2012 (the "Old Notes"). The Old Notes and the New Notes are guaranteed (the "Guarantees") by each of the parties listed on Annex A hereto (collectively, the "Guarantors"). Capitalized terms used herein have the meanings set forth in the Registration Statement, unless otherwise defined herein.

         In rendering the opinions set forth below, we have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed necessary or appropriate. In all such examinations, we have relied upon the genuineness of all signatures, the authenticity of all original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. We also have assumed, with respect to all parties to agreements or instruments relevant hereto other than the Company and the Guarantors, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to various questions of fact relevant to such opinions, we have relied upon, and have assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company and others.

         Based upon the foregoing and subject to the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

MAYER, BROWN, ROWE & MAW

        Brand Services, Inc.
        March 20, 2002
        Page 2


         1. the Company has duly authorized the issuance of the New Notes and, upon the due execution and authentication of the New Notes in accordance with the terms of the Indenture and delivery thereof in exchange for the Old Notes, the New Notes will constitute valid and binding obligations of the Company, enforceable in accordance with their terms and entitled to the benefits of the Indenture, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws now or hereafter in effect affecting creditors' rights generally, and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness) whether considered in a proceeding in equity or at law.

         2. the Guarantors have duly authorized the Guarantees and, upon the due execution and delivery of each Guarantee and the due execution and authentication of the New Notes in accordance with the terms of the Indenture and delivery thereof in exchange for the Old Notes, each such Guarantee will constitute the valid and binding obligation of each of the Guarantors, enforceable in accordance with its terms and entitled to the benefits of the Indenture, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws now or hereafter in effect affecting creditors' rights generally, and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness) whether considered in a proceeding in equity or at law.

         We are members of the Bars of the States of New York and California and the foregoing opinion is limited to the laws of the State of New York, the laws of the State of California and the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware Constitution, and reported judicial decisions interpreting these laws, and the federal laws of the United States of America. With respect to certain matters of Florida Law, we have relied on the opinion of Milam & Howard, P.A. of even date herewith.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus that is included in the Registration Statement.

         The opinions expressed herein are solely for your benefit and may not be relied upon for any purpose except as specifically provided for herein.

                                       Sincerely,


                                       Mayer, Brown, Rowe & Maw

MAYER, BROWN, ROWE & MAW

        Brand Services, Inc.
        March 20, 2002
        Page 3


                                                                         Annex A


              GUARANTOR                                   STATE OF FORMATION
              ---------                                   ------------------
Brand Intermediate Holdings, Inc.                               Delaware
Brand Scaffold Services, Inc.                                   Delaware
Brand Scaffold Rental & Erection, Inc.                          Delaware
Brand Scaffold Builders, Inc.                                   Delaware
Scaffold-Jax, Inc.                                              Florida
Brand Scaffold Erectors, Inc.                                   Delaware
Scaffold Building Services, Inc.                                Delaware
Brand Special Events, Inc.                                      Delaware
Mike Brown Grandstands, Inc.                                    Delaware
Kwikrig, Inc.                                                   California
Brand Staffing Services, Inc.                                   Delaware
Skyview Staffing, Inc.                                          Delaware
Hightower Staffing, Inc.                                        Delaware
Brandcraft Labor, Inc.                                          Delaware
Skyview Safety Services, Inc.                                   Delaware